Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Winning	Andrea Lashnits
Quovadx, Inc.	Quovadx, Inc.
720-554-1346	720-554-1246
rebecca.winning@quovadx.com	andrea.lashnits@quovadx.com

QUOVADX FILES DEFINITIVE PROXY STATEMENT ON PROPOSED MERGER WITH QUARTZITE HOLDINGS

Quovadx Stockholders to Receive $3.20 per Share in Proposed Merger Agreement;

Quovadx Board Unanimously Recommends Voting FOR the Transaction

GREENWOOD VILLAGE, CO., June 18, 2007 — Quovadx, Inc. (NASDAQ: QVDX), a global software and vertical solutions company, today announced that it has filed with the Securities and Exchange Commission, and will soon mail to all Quovadx stockholders, its definitive proxy materials urging stockholders to vote “for” the previously announced merger of Quovadx, Inc. and a wholly-owned subsidiary of Battery Ventures. Following stockholder approval of the merger agreement, Quovadx shareholders of record as of May 29, 2007 will be entitled to receive $3.20 per share in cash for each share of Quovadx common stock owned, a 25 percent premium when compared to Quovadx’s stock price of $2.55 on March 30, 2007 (the last trading day before the proposed merger was announced).

A special meeting of Quovadx stockholders to vote on the proposed merger agreement has been scheduled for July 18, 2007 at 9:00 A.M., local time, at Harlequin Plaza, North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111. The Quovadx Board of Directors has unanimously approved the agreement and plan of merger and is recommending that Quovadx stockholders vote “for” the approval and adoption of the merger agreement.

Quovadx stockholders of record as of May 29, 2007 will be entitled to vote at the special meeting. Stockholders entitled to vote at the special meeting may also vote by mail, telephone or via the Internet by following instructions included in the proxy statement and printed on the proxy card which accompanies the proxy statement. Quovadx stockholders are reminded that the failure to vote or abstaining from voting has the same effect as a vote against the merger agreement.

If the merger is approved, upon closing of the transaction, Quovadx, Inc. will be wholly-owned by Battery Ventures; Quovadx stockholders will receive cash consideration for their shares of Quovadx stock; Quovadx will no longer be a public company and Quovadx common stock will no longer be quoted on The NASDAQ Global Market stock exchange. For the merger to occur, holders of a majority of the outstanding shares of Quovadx common stock entitled to vote must approve and adopt the merger agreement.

Additional Information about the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Quovadx, Inc. and Battery Ventures. In connection with the transaction, Quovadx, Inc. has filed a definitive proxy statement with the SEC. Quovadx stockholders are urged to read the proxy statement carefully and in its entirety because it contains important information about the proposed transaction. The definitive proxy statement will be mailed to Quovadx stockholders on or about June 18, 2007. In addition, the proxy statement and other documents will be available free of charge from the SEC Internet Web site, www.sec.gov. The proxy statement and other pertinent documents also may be obtained for free at Quovadx’s Web site, www.investors.quovadx.com or by contacting Rebecca Winning via email at rebecca.winning@quovadx.com, or by phone at 720-554-1346. Quovadx directors, officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Quovadx’s directors and executive officers is detailed in its annual reports on Forms 10-K, and 10-K/A previously filed with the SEC, and the definitive proxy statement on Form 14A filed with the SEC earlier today.

About Quovadx, Inc.

Quovadx (Nasdaq: QVDX) offers software and services for software system development, extension, and integration to enterprise customers worldwide. Quovadx has two divisions, including the Integration Solutions division (ISD), which offers private and public healthcare and healthcare IT organizations software infrastructure to facilitate system interoperability and leverage existing technology, and the Rogue Wave Software division, which provides reusable software components and services for enterprise-class application development and high-performance SOA. For more information, please visit www.quovadx.com.

QUOVADX, INC. and QUOVADX logos are registered trademarks or service marks of Quovadx, Inc. in the U.S. and/or select foreign countries. The absence of a trademark from this list does not constitute a waiver of Quovadx, Inc.’s intellectual property rights concerning that trademark. All other company and product names mentioned may be trademarks of the companies with which they are associated.

Cautionary Statement

Certain forward-looking statements are included in this release, including statements relating to a proposed transaction between Quovadx, Inc. and Battery Ventures. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Quovadx management’s current expectations regarding the proposed transaction, and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks and uncertainties include, among other things: i) that Quovadx stockholders will not support or approve the transaction in a timely manner, if at all; ii) that the closing of the transaction with Battery Ventures could be materially delayed or more costly and difficult than expected; and/or iii) that the transaction will not be consummated. A full discussion of known risks and uncertainties is included in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the SEC, copies of which are available without charge from the Company. These filings are also available electronically through a link from the Quovadx Investor Relations Web page or from the SEC Web site at www.sec.gov under “Quovadx, Inc.” If any of the events described in those filings were to occur, either alone or in combination, it is likely that the Company’s ability to reach the results described in the forward-looking statements could be impaired and the Company’s stock price could be adversely affected. Quovadx does not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

###

3